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                                                          EXHIBIT  99.(9)

[Genworth Financial Logo]                         Genworth Life & Annuity

                                                  6610 West Broad Street
                                                  Richmond, VA 23230

November 2, 2006

Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230


Re:  Genworth Life and Annuity Insurance Company
     Genworth Life & Annuity VA Separate Account 3
     Registration Statement Under the Securities Act of 1933
     Registration Statement Under the Investment Company Act of 1940

Ladies and Gentlemen:

I have served as Counsel to Genworth Life and Annuity Insurance Company (the "Company") and its Genworth Life & Annuity VA Separate Account 3 (the "Separate Account") in connection with the registration of an indefinite number of securities in the form of its Modified Single Premium Payment Variable Immediate Annuity Contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended and registration of the Separate Account under the Investment Company Act of 1940, as amended . I have examined the initial Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

  1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Contracts;

  2. The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia;

  3. The issuance and sale of the Contracts, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the Contract, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions;

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Genworth Life and Annuity Insurance Company
November 2, 2006
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  4.  To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

I express no opinion herein other than as to the laws and regulations of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account on behalf of the Company.

Sincerely,

/s/ Heather Harker
Heather Harker
Vice President and Associate General Counsel